SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2005

ACE*COMM Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland 20878

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 721-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

     On March 31, 2005, ACE*COMM Corporation completed a private placement of 1,000,000 Units at $2.50 per Unit, resulting in aggregate gross proceeds to ACE*COMM of $2,500,000. Each “Unit” sold in the private placement consisted of one share of ACE*COMM’s common stock, $0.01 par value, and a warrant to acquire 0.50 shares of ACE*COMM common stock at an exercise price of $3.53 per share, together with an additional investment right to acquire one share of ACE*COMM common stock at an exercise price of $2.50 per share and a warrant to acquire 0.50 shares of ACE*COMM common stock at an exercise price of $3.53 per share.

     ACE*COMM agreed to file a registration statement within 30 days of the closing date and to use its reasonable best efforts to cause the registration statement to become effective within 90 days after the closing date. ACE*COMM must use its reasonable best efforts to keep the registration statement continuously effective until the fifth anniversary of the effective date of registration statement or such earlier date when all shares registered thereunder have been sold publicly.

     ACE*COMM also agreed to give each purchaser of Units a right of participation with respect to each financing the Company proposes to effect for a period of 1 year after the closing.

     The additional investment rights may be exercised at any time up to and including the 180th calendar day following the effective date of the registration statement. The additional investment rights include standard provisions, which adjust the number of shares and exercise price in the event of a stock split, stock dividend, combination or similar corporate transaction.

     The warrants may be exercised at any time up to and including the fifth anniversary of the closing. The warrants include standard provisions, which adjust the number of shares and exercise price in the event of a stock split, stock dividend, combination or similar corporate transaction.

     Houlihan Lokey Howard and Zukin, shall receive a cash fee equal to 7.0% of the aggregate amount of all equity placed or committed.

     The Purchase Agreement for the private placement contains representations and warranties, covenants and other provisions that ACE*COMM believes are typical of transactions of this type. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

     The forms of warrant and additional investment right issued under the Purchase Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

     A copy of the press release announcing the Purchase Agreement is attached hereto as Exhibit 99.2 and is deemed filed and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

     The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and the issuance of unregistered shares in the private placement is incorporated into this Item 3.02. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable.

(c)	Exhibits.

2.1	Securities Purchase Agreement dated as of March 31, 2005 by and among ACE*COMM Corporation and the purchasers named therein.

4.1	Forms of Warrant and Additional Investment Right.

99.1	Press release, dated April 1, 2005 announcing the Securities Purchase Agreement by and among ACE*COMM Corporation and the purchasers named therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION

(Registrant)

Date: April 1, 2005	/s/ Steven R. Delmar

Name: Steven R. Delmar
Title: Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

2.1	Securities Purchase Agreement dated as of March 31, 2005 by and among ACE*COMM Corporation and the purchasers named therein.

4.1	Forms of Warrant and Additional Investment Right.

99.1	Press release, dated April 1, 2005 announcing the Securities Purchase Agreement by and among ACE*COMM Corporation and the purchasers named therein.